                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the use of our report dated January 27, 1999, appearing on page 21 of CBS Corporation's Form 10-K/A and page 55 of CBS Corporation's Form 10-K for the year ended December 31, 1998, incorporated by reference in this Joint Proxy Statement/Prospectus of Viacom Inc., and to the reference to our firm under the heading "Experts" in this Joint Proxy Statement/Prospectus.



/s/ KPMG LLP
New York, New York
October 6, 1999